The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                              SUBJECT TO COMPLETION

PRELIMINARY  PROSPECTUS  SUPPLEMENT  DATED  ________________,   2000  Prospectus
supplement dated __________,_________ (to prospectus dated _______,__________)

                                  $___________

                          RAMP Series 200_-GMACM Trust
                                     Issuer

                           [GMAC Mortgage Corporation]
                               Seller and Servicer

                    Residential Asset Mortgage Products, Inc.
                                    Depositor

                Mortgage Asset-Backed Pass-Through Certificates,

                               Series 200_-GMACM_
The Trust

The trust will hold a pool of one- to four-family residential first mortgage loans and junior mortgage loans.

Offered Certificates

The trust will issue these classes of certificates that are offered under this prospectus supplement:

o [3] classes of Class A Certificates

Credit Enhancement

Credit enhancement for all of these certificates will be provided by subordinated certificates, overcollateralization represented by the excess of the balance of the mortgage loans over the balance of the Class A Certificates, [and a financial guaranty insurance policy issued by _______________].


You should consider carefully the risk factors beginning on page S-____ in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

_________will offer the Class A Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the underwritten certificates will be approximately ____% of the principal balance of the underwritten certificates plus accrued interest, before deducting expenses.

                              [Name of Underwriter]
                                   Underwriter

Important notice about information presented in this prospectus supplement and the prospectus

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

o this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437 and its telephone number is (612) 832-7000.

                                Table of Contents

                                        Page

SUMMARY...................................3
RISK FACTORS.............................10
  Risk of Loss...........................10
  Loss Mitigation Practices..............13
  Limited Obligations....................13
  Liquidity Risks........................13
  Special Yield and Prepayment
        Considerations ..................14
INTRODUCTION.............................17
DESCRIPTION OF THE MORTGAGE POOL.........17
  General................................17
  Mortgage Pool Characteristics..........18
  Underwriting Standards.................30
  [Primary Mortgage Insurance and Primary
        Hazard Insurance ................32
  Additional Information.................33
THE SELLER AND SERVICER..................33
  General................................33
  Delinquency and Loss Experience of the
        Servicer's Portfolio ............34
DESCRIPTION OF THE CERTIFICATES..........35
  General................................35
  Book-Entry Registration of Certain of
        the Offered Certificates ........36
  Glossary of Terms......................37
  Distributions..........................41
  Interest Distributions.................42
  Determination of LIBOR.................43

  Principal Distributions on the Class A
        Certificates ....................44
  Overcollateralization Provisions.......45
  Financial Guaranty Insurance Policy....46
  Allocation of Losses; Subordination....48
  Advances...............................51
THE FINANCIAL GUARANTY INSURER...........52
CERTAIN YIELD AND PREPAYMENT
        CONSIDERATIONS...................52
  General................................52
POOLING AND SERVICING AGREEMENT..........58
  General................................58
  Servicing and Other Compensation and
        Payment of Expenses .............59
  [Refinancing of Senior Lien............59
  Collection and Liquidation Practices;
         Loss Mitigation ................59
  Voting Rights..........................60
  Termination............................60
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.61
METHOD OF DISTRIBUTION...................62
LEGAL OPINIONS...........................64
EXPERTS..................................64
RATINGS..................................64
LEGAL INVESTMENT.........................65
ERISA CONSIDERATIONS.....................65

                                     SUMMARY

        The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.



Issuer                              RAMP Series 200_- GMACM_ Trust

Title of securities                 RAMP Mortgage Asset-Backed Pass-Through Certificates, Series
                                    200_-GMACM_.

Depositor                           Residential Asset Mortgage Products, Inc., an affiliate of Residential
                                    Funding Corporation.

Servicer and Seller                 [GMAC Mortgage Corporation, a Pennsylvania corporation]

Trustee                             __________________________________________.

Financial Guaranty insurer          __________________________________________.

Mortgage pool                       adjustable rate mortgage loans with an
                                    aggregate principal balance of approximately
                                    $_________ as of the cut-off  date,  secured
                                    by first liens   and   junior   liens
                                    on   one-  to four-family residential
                                    properties.

Cut-off date                        ________________1,___________.

Closing date                        On or about ______________,_____.

Distribution dates                  Beginning on__________ 25,___  and thereafter on the
                                    25th of each month or, if the 25th is not a business day, on the next business day.

Scheduled final distribution date   Class A-1 Certificates:________ 25, ____.
                                    Class A-2 Certificates:________ 25, ____.
                                    Class A-3 Certificates:________ 25, ____.

                                    The actual final distribution date could be substantially earlier.

Form of certificates                Book-entry.

                                    See        "Description        of        the
                                    Certificates--Book-Entry   Registration   of
                                    Certain of the Offered Certificates" in this
                                    prospectus supplement.

                                        3


Minimum denominations               $25,000.

Legal investment                    When   issued,   the   Class  A
                                    Certificates  will not be "mortgage  related
                                    securities"  for  purposes of the  Secondary
                                    Mortgage Market Enhancement Act of 1984.

                                    See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.




                                      Offered Certificates
-------------------------------------------------------------------------------------------------
-------------------- ---------------- ------------------- ---------------- ----------------------

                                           Initial        Initial Rating
                      Pass-Through       Certificate      (______/_____)
       Class              Rate        Principal Balance                         Designations

Class A Certificates:
-------------------------------------------------------------------------------------------------

       [A-1          Adjustable Rate  $____________           AAA/AAA        Senior/Adjustable
                                                                                    Rate]
-------------------- ---------------- ------------------- ---------------- ----------------------
       [A-2             ________%     $____________           AAA/AAA       Senior/Fixed Rate]
-------------------- ---------------- ------------------- ---------------- ----------------------
       [A-3             ________%     $____________           AAA/AAA      Senior Lockout/Fixed
                                                                                   Rate]
-------------------- ---------------- ------------------- ---------------- ----------------------
-------------------------------------------------------------------------------------------------
Total Class A Certificates:           $____________
-------------------------------------------------------------------------------------------------

                                    Non-Offered Certificates
-------------------------------------------------------------------------------------------------
Class SB and Class R Certificates:
-------------------------------------------------------------------------------------------------
--------------------- --------------- ------------------- ---------------- ----------------------

         SB                 NA        $___________             NA              Subordinate
-------------------- --------------- ------------------- ---------------- ----------------------

         R                  NA        $     0                  NA              Subordinate
--------------------- --------------- ------------------- ---------------- ----------------------

Total Class SB and Class R Certificates:      $_______
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

Total offered and non-offered certificates: $___________
-------------------------------------------------------------------------------------------------

Other Information:

Class A-1:


 Adjustable Rate:  Initial                    Formula              Maximum

    Class A-1:     ______________%   One-Month LIBOR +     weighted average net
                                      _________%           mortgage rate on the
                                                           mortgage loans

The Trust

The depositor will establish a trust with respect to the Series 200_-GMACM_ Certificates under a pooling and servicing agreement. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. Each certificate will represent a partial ownership interest in the trust.

The trust will also include credit enhancement for the Class A Certificates in the form of a financial guaranty insurance policy provided by _____________.


The Mortgage Pool

The  mortgage   loans  to  be  deposited  into  the  trust  have  the  following characteristics as of the cut-off date:

[insert table]

[The interest rate on the mortgage loans will adjust on each adjustment date to equal the sum of Six-Month LIBOR and the note margin on the mortgage, subject to a maximum and minimum interest rate.

The mortgage loans were originated using less restrictive underwriting standards than the underwriting standards applied by some other first and junior mortgage loan purchase programs, including the programs of Fannie Mac, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc.]

For additional information regarding the mortgage pool see "Description of the Mortgage Pool" in this prospectus supplement.

Distributions on the Offered Certificates

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors. The amount available for distribution will include:

o    collections  of  monthly   payments  on  the  mortgage   loans,   including
     prepayments and other unscheduled collections plus

o    advances for delinquent payments minus

o the fees and expenses of the subservicers and the servicer, including reimbursement for advances [minus]

o    [the premium paid to the financial guaranty insurer].

See "Description of the Certificates--Glossary of Terms--Available Distribution Amount" in this prospectus supplement.

Priority of distributions. Distributions on the offered certificates will be made from available amounts as follows:

o Distribution of interest to the Class A Certificates

o Distributions of principal to the Class A Certificates

o Payment to servicer for certain unreimbursed advances

o [Reimbursement to the financial guaranty insurer for payments made by the financial guaranty insurer to the Class A Certificates]

o   Payments of excess interest payments on the mortgage loans to make principal
    payments   on   the   Class   A   Certificates,    until   the   amount   of
    overcollateralization reaches the required amount

o Distributions of interest in respect of prepayment interest shortfalls on the Class A Certificates

o    Distribution of remaining funds to the Class SB and Class R Certificates

Interest distributions. The amount of interest owed to each class of Class A Certificates on each distribution date will equal:

o the pass-through rate for that class of certificates multiplied by

o the principal balance of that class of certificates as of the day immediately prior to the related distribution date multiplied by

o 1/12, in the case of the fixed-rate certificates or the actual number of days in the interest accrual period divided by 360, in the case of the adjustable rate certificates minus

o    the share of some types of interest shortfalls allocated to that class.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Allocations of principal. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. Until the required amount of overcollateralization is reached, all principal payments on the mortgage loans will be distributed among the Class A Certificates, unless the Class A Certificates are no longer outstanding. Not all outstanding Class A Certificates will receive principal on each distribution date.

In addition, the Class A Certificates will receive a distribution in respect of principal, to the extent of any excess interest payments on the mortgage loans available to cover losses and then to increase the amount of overcollateralization until the required amount of overcollateralization is reached. In addition, the Class A Certificates will receive a distribution of principal from the financial guaranty insurance policy to cover losses on the mortgage loans allocated to the Class A Certificates.

See "Description of the Certificates--Principal Distributions on the Class A Certificates" in this prospectus supplement.

Credit Enhancement

The credit enhancement for the benefit of the certificates consists of:

Excess Interest. Because more interest is paid by the mortgagors than is necessary to pay the interest on the certificates each month, there will be excess interest. Some of this excess interest may be used to protect the certificates against some losses, by making an additional payment of principal up to the amount of the losses.

Overcollateralization. Any excess interest not used to cover interest shortfalls or current period losses will be paid as principal on the Class A Certificates to reduce the principal balance of the Class A Certificates below the aggregate principal balance of the mortgage loans. The excess amount of the balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the certificates as principal. This will reduce the principal balance of the certificates faster than the principal balance of the mortgage loans so that the required level of overcollateralization is reached.

See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

[The Financial Guaranty Insurance Policy

_____________ will issue a financial guaranty insurance policy as a means of providing additional credit enhancement for the Class A Certificates. Under the policy, the financial guaranty insurer will pay an amount that will cover any shortfalls in amounts available to pay the interest distribution amount for the Class A Certificates on any distribution date, the principal portion of any losses on the mortgage loans allocated to the Class A Certificates and any unpaid certificate principal balance of the Class A Certificates on the final distribution date. The financial guaranty insurance policy will not provide coverage for prepayment interest shortfalls.]

[See "Description of the Certificates--Financial Guaranty Insurance Policy" and "The Financial Guaranty Insurer" in this prospectus supplement.]

Advances

For any month, if the servicer does not receive the full scheduled payment on a mortgage loan, the servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the principal balances of the mortgage loans is less than 10% of their principal balances as of the cut-off date, the servicer or the depositor will have the option to:

o purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates; or

o    purchase all the certificates.

Under either type of optional purchase, holders of the outstanding certificates will receive the outstanding principal balance of the certificates in full with accrued interest. However, no purchase of the mortgage loans or certificates will be permitted if it would result in a draw under the policy unless the financial guaranty insurer consents to the termination. In either case, there will be no reimbursement of principal reductions or related interest that resulted from losses allocated to the certificates.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "The Agreements--Termination; Retirement of Securities" in the prospectus.

Ratings

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S- of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

Legal Investment

When issued, the Class A Certificates will not be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

The Class A Certificates may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. ERISA plans should consult with their counsel before purchasing the notes.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the trust as two real estate mortgage investment conduits. The certificates, other than the Class R Certificates, will represent ownership of regular interests in the trust and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each of the Class R Certificates will be the sole residual interest in one of the two real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

        The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

        You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

The return on your            Losses on the mortgage loans may occur due to a wide variety of
certificates may be           causes, including a decline in real estate values, and adverse
affected by losses on the     changes in the borrower's financial condition.  A decline in real
mortgage loans, which could   estate values or economic conditions nationally or in the regions
occur due to a variety of     where the mortgaged properties are located may increase the risk
causes, and are more likely   of losses on the mortgage loans.  [Special risks for specific
because a significant         loan types, such as negative amortization or escalating payments,
number of mortgage loans      will be disclosed if material to an individual offering.]
are secured by junior liens
on the mortgaged property.    [______% of the mortgage loans included in the mortgage loan pool are secured by second mortgages or deeds of trust.
                              Proceeds from  liquidation of the property will be
                              available  to satisfy the  mortgage  loans only if
                              the  claims  of any  senior  mortgages  have  been
                              satisfied  in  full.  When it is  uneconomical  to
                              foreclose on the  mortgaged  property or engage in
                              other loss mitigation procedures, the servicer may
                              write off the  entire  outstanding  balance of the
                              mortgage loan as a bad debt.  The foregoing  risks
                              are  particularly  applicable  to  mortgage  loans
                              secured by second  liens  that have high  combined
                              loan-to-value  ratios or low junior ratios because
                              it is comparatively  more likely that the servicer
                              would determine foreclosure to be uneconomical. As
                              of the cut-off date, the weighted average combined
                              loan-to-value  ratio  of  the  mortgage  loans  is
                              ______%, and approximately ______% of the mortgage
                              loans will have combined  loan-to-value  ratios in
                              excess of ______%.]

[The underwriting standards   [The underwriting standards under which the junior mortgage loans
for the junior mortgage       were underwritten are analogous to credit lending, rather than
loans are more sensitive to   mortgage lending, since underwriting decisions were based
risks related to borrower     primarily on the borrower's credit history and capacity to repay
credit-worthiness and less    rather than on the value of the collateral upon foreclosure.  The

                                        10



sensitive to risks relating   underwriting standards allow loans to be approved with combined
to collateral value           loan-to-value ratios of up to 125%.  See "Description of the
compared to first lien        Mortgage Pool--Underwriting Standards" in this prospectus
loans.]                       supplement.  Because of the relatively high combined
                              loan-to-value ratios of the mortgage loans and the
                              fact that a  significant  number  of the  mortgage
                              loans are secured by junior  liens,  losses on the
                              mortgage  loans  will  likely  be  higher  than on
                              traditional first lien mortgage loans.]

Some of the mortgage loans included in the trust are either currently delinquent or have been delinquent in the past, which may increase the risk of loss on the mortgage loans.

                    As of the cut-off date, ___% of the mortgage loans are 30 to 59 days delinquent in payment of principal and interest.
                    Other mortgage  loans may have been  delinquent in the past.
                    Mortgage loans with a history of delinquencies are more likely to experience delinquencies in the future, even if the mortgage loans are current as of the cut-off date.

                    See  "Description  of  the  Mortgage   Pool--Mortgage   Pool
                    Characteristics"  and  "--Underwriting  Standards"  in  this prospectus supplement.  For a description of the methodology used to categorize  mortgage loans as  delinquent,  see "The
                    Seller and  Servicer--Delinquency and Loss Experience of the
                    Servicer's Portfolio" in this prospectus supplement.

[Origination disclosure       [[       ]% of the mortgage loans included in the mortgage pool
practices for the mortgage    are subject to special rules, disclosure requirements and other
loans could create            regulatory provisions because they are high cost loans.
liabilities that may affect   Purchasers or assignees of these high cost loans, could be
the return on your            exposed to all claims and defenses that the mortgagors could
certificates.]                assert against the originators of the mortgage loans.  Remedies
                              available  to  the  mortgagor   include   monetary
                              penalties,  as well  as  recission  rights  if the
                              appropriate   disclosures   were   not   given  as
                              required.   See  "Certain  Legal  Aspects  of  the
                              Loans--The     Mortgage     Loans--Anti-Deficiency
                              Legislation  and Other  Limitations on Lenders" in
                              the prospectus].

The return on your            The concentration of the related properties in one or more
certificates may be           geographic regions may increase the risk of loss to the
particularly sensitive to     Certificates.  Approximately _____% of the cut-off date
changes in real estate        principal balance of the mortgage loans are located in
markets in specific           [California].  If the regional economy or housing market weakens
regions.                      in [California], or in any other region having a significant
                              concentration   of   properties   underlying   the
                              mortgage loans,  the mortgage loans in that region
                              may  experience  increased  rates of  delinquency,
                              which may result in losses on the mortgage  loans.
                              A region's  economic  condition and housing market
                              may be adversely  affected by a variety of events,
                              including  natural  disasters such as earthquakes,
                              hurricanes,   floods  and  eruptions,   and  civil
                              disturbances,   including  riots.  [Concentrations
                              material  to  an   individual   offering  will  be
                              disclosed.]

                                        11

Some of the mortgage loans    Approximately ___% of the mortgage loans (based on principal
provide for large payments    balances) are not fully amortizing over their terms to maturity
at maturity.                  and, thus, will require substantial principal payments (i.e., a balloon amount) at their stated maturity. Mortgage
                              loans which  require  payment of a balloon  amount
                              involve  a  greater  degree  of risk  because  the
                              ability  of a  mortgagor  to pay a balloon  amount
                              typically will depend upon the mortgagor's ability
                              either to timely refinance the loan or to sell the
                              related mortgaged property.

                              See "Description of the Mortgage Pool" in this prospectus
                              supplement.

The return on your            The only credit enhancement for the Class A Certificates will be:
certificates will be          o the excess interest payments on the mortgage loans;
reduced if losses exceed      o overcollateralization represented by the excess of the balance
the credit enhancement            of the mortgage loans over the balance of the Class A
available to your                 Certificates; and
certificates.                 [o   a financial guaranty insurance policy issued by
                              _____________.]

The return on your certificates may be reduced in an economic downturn.

                    Mortgage  loans  similar to those  included in the  mortgage loan pool have been originated for a limited period of time.
                    During this time, economic conditions nationally and in most regions  of  the  country  have  been  generally  favorable.
                    However,  a  deterioration  in  economic   conditions  could
                    adversely  affect the ability and  willingness of mortgagors to repay their loans.  No  prediction  can be made as to the effect of an economic  downturn on the rate of delinquencies and losses on the mortgage loans.

[The  reloading of debt could increase your risk.]

                    [With respect to mortgage loans which were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the mortgage loans.]

The value of your certificates may be reduced if losses are higher than expected


                    If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future.
                    This would expected probably reduce the value of those certificates. Neither the depositor, the servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

                    See  "Summary--Credit  Enhancement"  and "Description of the
                    Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

                                        12


Loss Mitigation Practices
The release of a lien may
increase your risk.           [The servicer may use a wide variety of practices to limit losses on the mortgage loans.  The pooling and servicing agreement permits the servicer to release the lien on a limited number of mortgaged properties securing the mortgage loans, if the mortgage loan is current in payment.  See "Pooling and Servicing
                              Agreement--Refinancing of Senior Lien" and "--Collection and
                              Liquidation Practices; Loss Mitigation" in this prospectus supplement.]

Limited Obligations

Payments on the mortgage      The certificates represent interests only in the RAMP Series
loans, together with the      200_-__ GMACM_ Trust.  Credit enhancement includes subordinated
financial guaranty            certificates, overcollateralization, [and a financial guaranty
insurance policy, are the     insurance policy]. The certificates do not represent an interest
primary source of payments    in or obligation of the depositor, the servicer or any of their
on your certificates.         affiliates. None of the depositor, the servicer or any of their affiliates  will have any obligation to replace or
                              supplement the credit enhancement,  or to take any
                              other   action  to  maintain  any  rating  of  the
                              certificates.  If proceeds  from the assets of the
                              RAMP Series  200_-GMACM_  Trust are not sufficient
                              to  make  all  payments  provided  for  under  the
                              pooling and servicing  agreement,  investors  will
                              have no recourse to the depositor, the servicer or
                              any of its affiliates.

Liquidity Risks

You may have to hold your     A secondary market for your certificates may not develop.  Even
certificates to maturity if   if a secondary market does develop, it may not continue or it may
their marketability is        be illiquid.  Neither the underwriter nor any other person will
limited.                      have any obligation to make a secondary market in your
                              certificates.  Illiquidity  means  you  may not be
                              able  to  find  a  buyer  to buy  your  securities
                              readily  or at  prices  that  will  enable  you to
                              realize a desired  yield.  Illiquidity  can have a
                              severe  adverse effect on the market value of your
                              certificates.

                              Any class of offered  certificates  may experience
                              illiquidity,  although  typically  illiquidity  is
                              more  likely  for  classes  that  are   especially
                              sensitive to  prepayment,  credit or interest rate
                              risk,  or that  have been  structured  to meet the
                              investment  requirements of limited  categories of
                              investors.

                                        13




Special Yield and
Prepayment Considerations

The yield to maturity on      The yield to maturity on each class of offered certificates will
your certificates will vary   depend on a variety of factors, including:
depending on the rate of
prepayments.                  o    the rate and timing of principal payments on the mortgage
                                   loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

                              o    the pass-through rate for that class;

                              o    interest shortfalls due to mortgagor prepayments; and

                              o    the purchase price of that class.

                              The rate of prepayments is one of the most important and least predictable of these factors.

                              In general,  if you  purchase a  certificate  at a
                              price  higher  than  its   outstanding   principal
                              balance  and  principal   distributions   on  your
                              certificate  occur  faster than you assumed at the
                              time of  purchase,  your  yield will be lower than
                              you  anticipated.  Conversely,  if you  purchase a
                              certificate at a price lower than its  outstanding
                              principal  balance and principal  distributions on
                              that class  occur more  slowly than you assumed at
                              the time of  purchase,  your  yield  will be lower
                              than you anticipated.

The rate of prepayments on the mortgage loans will vary depending on future market conditions, and other factors.


               Because  mortgagors can typically  prepay their mortgage loans at any time, the rate and timing of principal  distributions  on the offered certificates are highly uncertain. Typically, when market interest  rates  increase,  borrowers  are less  likely to prepay their  mortgage  loans.  This could result in a slower  return of principal  to you at a time  when you  might  have  been  able to reinvest  your  funds  at a  higher  rate of  interest  than  the pass-through  rate on your  class of  certificates.  On the other
               hand,  when  market   interest  rates  decrease,   borrowers  are
               typically more likely to prepay their mortgage loans.  This could result in a faster  return of principal to you at a time when you might not be able to reinvest  your funds at an interest  rate as high as the pass-through rate on your class of certificates.

                                        14

               [Approximately ___% of the mortgage loans permit the mortgagor to convert the adjustable rate on the mortgage loan to a fixed rate.
               Upon the conversion, the subservicer or the servicer will repurchase the mortgage loan, which will have the same effect as a prepayment in full. Mortgagors may be more likely to exercise their conversion options when interest rates are rising. As a result, the certificates may receive greater prepayments at a time when prepayments would not normally be expected.]

               Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage loans . These refinancing programs  may be offered by the servicer or its  affiliates,  and
               may  include  streamlined   documentation  programs  as  well  as
               programs  under  which a mortgage  loan is modified to reduce the interest rate.

               See "Maturity and Prepayment Considerations" in the prospectus.

               [______%  of  the  mortgage   loans  provide  for  payment  of  a
               prepayment  charge.  Prepayment  charges  may  reduce the rate of prepayment  on the  mortgage  loans  until the end of the  period during which such prepayment  charges apply.  See "Description of
               the  Mortgage   Pool--Mortgage  Pool   Characteristics"  in  this
               prospectus    supplement    and    "Maturity    and    Prepayment
               Considerations" in the prospectus.]

The yield on your certificates will be affected by the specific characteristics that apply to that class, discussed below.

               The offered certificates of each class have different yield certificates and different sensitivities to the rate and timing of principal distributions. The following is a general discussion of yield considerations and prepayment sensitivities of each class.

               See  "Certain  Yield  and  Prepayment   Considerations"  in  this
               prospectus supplement.

    Class A Certificates      The Class A Certificates are subject to various priorities for payment of principal. Distributions of principal on the Class A
                              Certificates with an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool.  Those classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans experienced both before and after the commencement of principal distributions on those classes.

                              See  "Description  of the  Certificates--Principal
                              Distributions on the Class A Certificates" in this prospectus supplement.

                                        15



    [Class                    A-1  Certificates  The interest  rate on the Class
                              A-1  certificates  will vary with One-Month LIBOR.
                              Therefore, the yield to investors on the Class A-1 certificates will be sensitive to fluctuations in the level of LIBOR. Investors should consider whether this volatility is suitable to their investment needs.]

                              The Class A-1  certificates may not always receive
                              interest at a rate equal to  One-Month  LIBOR plus
                              the applicable  margin. If the weighted average of
                              the net mortgage  rates on the  mortgage  loans is
                              less  than  One-Month  LIBOR  plus the  applicable
                              margin,   the  interest  rate  on  the  Class  A-1
                              certificates  will be  reduced  to  that  weighted
                              average rate.  Thus, the yield to investors in the
                              Class  A-1  certificates   will  be  sensitive  to
                              fluctuations  in the level of One-Month  LIBOR and
                              may be adversely  affected by the  application  of
                              the  weighted  average  net  mortgage  rate on the
                              related  mortgage  loans . The  prepayment  of the
                              mortgage  loans with higher net mortgage rates may
                              result in a lower  weighted  average net  mortgage
                              rate. If on any distribution  date the application
                              of the weighted  average net mortgage rate results
                              in an interest  payment lower than One-Month LIBOR
                              plus  the  applicable  margin  on  the  Class  A-1
                              certificates  during the related  interest accrual
                              period,  the  value of those  certificates  may be
                              temporarily  or permanently  reduced.  In a rising
                              interest   rate   environment,   the   Class   A-1
                              certificates  may receive interest at the weighted
                              average net mortgage rate for a protracted  period
                              of time. In addition,  in such a situation,  there
                              would  be less  excess  interest  payments  on the
                              mortgage  loans  to  cover  losses  and to  create
                              additional overcollateralization.

    [Class A-3 Certificates   It is not expected that the Class
                              A-3 certificates will receive any distributions of
                              principal until the  distribution  date in . Until
                              the   distribution   date  in  ,  the   Class  A-3
                              certificates  may  receive a portion of  principal
                              prepayments  that is  smaller  than  its pro  rata
                              share of principal prepayments.]


                                        16

                                  INTRODUCTION

        The Depositor will establish a trust with respect to Series 200_-__ on the closing date, under a pooling and servicing agreement among the depositor, the servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust a pool of mortgage loans that, in the aggregate, will constitute a mortgage pool, and that will be secured by first or junior liens on one-to four-family residential properties.

        Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

General

     The mortgage pool will consist of mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due on or before the cut-off date, of $___________ . The mortgage loans are secured by [first] [and junior liens] on fee simple or leasehold interests in one- to four-family residential real properties [and, in the case of ____ mortgage loans, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease]. [___% of the mortgage loans have a due date other than the first day of each month]. In each case, the property securing the mortgage loan is referred to as the mortgaged property. [The mortgage pool will consist of adjustable-rate mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification, or, in the case of approximately __% of the mortgage loans, not more than 15 years.] With respect to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. [Approximately __% of the mortgage loans are secured by second liens on the mortgaged properties, and __% of the mortgage loans are secured by third or more junior liens on the mortgaged properties. __% of the mortgage loans are Balloon Loans.] With respect to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated.

        All of the mortgage loans were purchased by the depositor from, and will be serviced by, [GMAC Mortgage Corporation]. See "The Seller and Servicer" below.

        Under the terms of the pooling and servicing agreement, the Seller will make representations and warranties with respect to the mortgage loans to the trustee for the benefit of the certificateholders.

        To the extent that the Seller does not repurchase a mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan, neither the Depositor nor any other person will be required to repurchase the mortgage loan.

Mortgage Pool Characteristics

     None of the mortgage loans will have been originated prior to , or will have a maturity date later than ____1, 20__ . No mortgage loan will have a remaining term to maturity as of the cut-off date of less than months. The weighted average remaining term to maturity of the mortgage loans as of the cut-off date will be approximately months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately months. __% of the mortgage loans are fully amortizing and have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity of these mortgage loans of __ months. __% of the mortgage loans are fully amortizing and have original terms to maturity of approximately thirty years, with a weighted average remaining term to stated maturity of these mortgage loans of __ months. As used in this prospectus supplement the remaining term to maturity means, as of any date of determination and with respect to any mortgage loan, the number of months equaling the number of scheduled monthly payments necessary to reduce the then-current Stated Principal Balance of that mortgage loan to zero, assuming the related mortgagor will make all scheduled monthly payments but no prepayments, on the mortgage loan thereafter.

        As of the cut-off date, ____% of the mortgage loans are 30 to 59 days delinquent in payment of principal and interest. As of the cut-off date, none of the mortgage loans will be 60 or more days delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "The Seller and the Servicer--Delinquency and Loss Experience of the Servicer's Portfolio" in this prospectus supplement.

        [Approximately___% of the mortgage loans will be Buy-Down Loans.]

        None of the mortgage loans provide for deferred interest or negative amortization.

        [As of the cut-off date, approximately % of the mortgage loans will be High Cost Loans. Purchasers or assignees of any High Cost Loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required. See "Risk Factors" in this prospectus supplement and "Certain Legal Aspects of the Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.]

        [___% of the mortgage loans are secured by second liens.]

        [Approximately ____% of the mortgage loans are Balloon Loans, which require monthly payments of principal based on 30 year amortization schedules and have scheduled maturity dates of approximately 15 years from the due date of the first monthly payment, leaving a substantial portion of the original principal amount, the Balloon Amount, due and payable on the respective scheduled maturity date. The existence of a Balloon Amount typically will require the related mortgagor to refinance the mortgage loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the depositor, the servicer or the trustee is obligated to refinance any Balloon Loan. Subject to the terms thereof, the financial guaranty insurance policy will provide coverage for any losses incurred upon liquidation of a Balloon Loan arising out of or in connection with the failure of a mortgagor to pay its Balloon Amount. See "Description of the Certificates--Financial Guaranty Insurance Policy" in this prospectus supplement.]

        [Approximately  ___% of the  mortgage  loans  are  Convertible  Mortgage
Loans, which provide that, at the option of the related mortgagor, the adjustable interest rate on a mortgage loan may be converted to a fixed interest rate. Upon conversion, the mortgage rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related mortgage note which formula is intended to result in a mortgage rate which is not less than the then current market interest rates, subject to applicable usury laws. After the conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.]

  [The servicer will be obligated to repurchase any Convertible Mortgage Loan following the conversion thereof at a price equal to the unpaid principal balance thereof plus accrued interest to the first day of the month in which the purchase price is to be distributed to the Class A Certificates. If the servicer fails to repurchase a Convertible Mortgage Loan following the conversion thereof, it will not constitute an Event of Default under the Pooling and Servicing Agreement and the mortgage loan will remain in the trust fund as a fixed-rate loan.]

        Approximately  ___% of the  mortgage  loans  will  have  mortgage  rates
calculated   on  the   basis   of  the   simple   interest   method.   See  "The
Trusts--Characteristics of Loans--Simple Interest Loans" in the prospectus.

  [Mortgage Rate Adjustment: The mortgage rate on the mortgage loans will adjust semi-annually commencing approximately six months after origination, on the adjustment date specified in the related mortgage note, to a rate equal to the sum, rounded as specified in the related mortgage notes, of Six-Month LIBOR and the note margin set forth in the related mortgage note, subject to the limitations described in this prospectus supplement.]

        [The amount of the monthly payment on each mortgage loan will be adjusted semi-annually on the due date of the month following the month in which the adjustment date occurs to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding principal balance of each mortgage loan over its remaining term to stated maturity. As of the cut-off date, ___% of the mortgage loans will have reached their first adjustment date. The mortgage loans will have various adjustment dates, note margins and limitations on the mortgage rate adjustments, as described below.]

        [The mortgage rate on each loan may not increase or decrease on any adjustment date by more than a specified percentage per annum. This periodic rate cap is not more than ___%, except that the mortgage rate on some of the mortgage loans may adjust up to ___% on the initial adjustment date.]

        [The mortgage rate on a mortgage loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for such mortgage loan in the related mortgage note. The minimum mortgage rate for each mortgage loan will be equal to the note margin, except in the case of ____% of the mortgage loans, which have a minimum mortgage rate greater than the note margin. The minimum mortgage rates on the mortgage loans will range from ____% to ____%, with a weighted average minimum mortgage rate as of the cut-off date of _____%. The maximum mortgage rates on the mortgage loans will range from ____% to ______%, with a weighted average maximum mortgage rate as of the cut-off date of ____%. No mortgage loan provides for payment caps on any adjustment date that would result in deferred interest or negative amortization.]

        [Six-Month LIBOR. The reference date with respect to each mortgage loan is the date as of which Six-Month LIBOR, as published by The Wall Street Journal, is determined. The reference date with respect to each mortgage loan is:

o the first business day of the month immediately preceding the month in which the adjustment date occurs,

o    the date forty-five days prior to the adjustment date,

o    the date fifteen days prior to the adjustment date, or

o the 20th day of the month preceding the month in which the adjustment date occurs;

except that the reference date with respect to ___ mortgage loans, representing approximately ___% of the aggregate principal balance of the mortgage loans, will adjust with respect to Six-Month LIBOR as published by Fannie Mae and as most recently available as of the date forty-five days prior to the adjustment date.]

        [Listed below are levels of Six-Month LIBOR as published by The Wall Street Journal that are or would have been applicable to mortgage loans with a reference date of the first business day of the preceding month, and having the following adjustment dates for the indicated years. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published in The Wall Street Journal on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR, as published by Fannie Mae or The Wall Street Journal. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan based on Six-Month LIBOR.]



[Adjustment Date                    1997             1998            1999             2000
January 1...........................%                %                %               %
February 1..........................
March 1.............................
April 1.............................
May 1...............................
June 1..............................
July 1..............................
August 1............................
September 1.........................
October 1...........................
November 1..........................
December 1..........................

     The initial mortgage rate in effect on a mortgage loan typically will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on Six-Month LIBOR and the related note margin. Therefore, unless Six-Month LIBOR declines after origination of a mortgage loan, the related mortgage rate will typically increase on the first adjustment date following origination of such mortgage loan, subject to the periodic rate cap. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because such mortgage loans may have different adjustment dates (and the mortgage rates therefore may reflect different related Index values), note margins, maximum mortgage rates and minimum mortgage rates. The net mortgage rate with respect to each mortgage loan as of the cut-off date will be set forth in the mortgage loan schedule attached to the Pooling and Servicing Agreement. The net mortgage rate on each mortgage loan will be adjusted on each adjustment date to equal the servicing fee rate, which the mortgage rate on the mortgage loan minus the sum of (i) the rate per annum at which the servicing fee accrues on the mortgage loan and (ii) the policy premium rate, which is the amount of the premium payable to the financial guaranty insurer with respect to the financial guaranty insurance policy, subject to any periodic rate cap, but may not exceed the maximum net mortgage rate, or be less than the minimum net mortgage rate for such mortgage loan. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement.]

     Mortgage Loan Characteristics. The mortgage loans will have the following characteristics as of the cut-off date:

Number of mortgage loans

Weighted Average of Net Mortgage Rates........................               %

Range of Net Mortgage Rates...................................               %

Mortgage Rates:
    Weighted Average..........................................               %
    Range.....................................................               %

Note Margins:
    Weighted Average..........................................               %
    Range.....................................................               %

Minimum Mortgage Rates:
    Weighted Average..........................................               %
    Range.....................................................               %

Minimum Net Mortgage Rates:
    Weighted Average..........................................               %
    Range.....................................................               %

Maximum Mortgage Rates:
    Weighted Average..........................................               %
    Range.....................................................               %

Maximum Net Mortgage Rates:
    Weighted Average..........................................               %
    Range.....................................................               %

Weighted Average Months to next Adjustment Date after __________,
_____.


        The mortgage loans are assumable pursuant to the terms of the related mortgage note. See "Maturity and Prepayment Considerations" in the prospectus.

        [Included below is a table showing the Credit Scores for some mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness.
Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, investors should be aware that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the loan-to-value ratio, LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of this prospectus supplement.]

        [The following tables describe information as to the Credit Scores of the related mortgagors as used in the origination of the mortgage loans.

                            Credit Score Distribution

                            Number of Mortgage         Cut-off Date        Percent of Mortgage
   Credit Score Range              Loans             Principal Balance             Pool
   ------------------              -----             -----------------             ----
                                                        $                               %



-------------------------
Not Available (1)
------------------------
Subtotal with Credit
Score
   Total Pool


____________________
(1) Mortgage loans indicated as having a Credit Score that is not available include some mortgage loans where the Credit Score was not provided by the related seller and mortgage loans where no credit history can be obtained from the related mortgagor.]

        Set forth below is a description of some additional characteristics of the mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.

                                 Mortgage Rates


                            Number of Mortgage         Cut-off Date        Percent of Mortgage
   Mortgage Rates (%)              Loans             Principal Balance             Pool


                                                      $                                    %








  Total                                               $                                    %

                                        23

        As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately % per annum.


                    Original Mortgage Loan Principal Balances


   Original Mortgage            Number of              Cut-off Date           Percentage of
      Loan Balance            Mortgage Loans        Principal Balance         Mortgage Pool


  $                                                  $                                     %






  Total                                              $                                     %


        As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $___________ .

                                        24

                    Net Mortgage Rates of the Mortgage Loans

                                                Number of       Cut-off Date       Percent of
                                              Mortgage Loans     Principal       Mortgage Loans
Net Mortgage Rates (%)                                            Balance
   6.000-6.499..........................                      $                                %
   6.500-6.999..........................
   7.000-7.499..........................
   7.500-7.999..........................
   8.000-8.499..........................
   8.500-8.999..........................
   9.000-9.499..........................
   9.500-9.999..........................
  10.000-10.499.........................
  11.000-11.499.........................
  11.500-11.999.........................
  12.000-12.499.........................
  12.500-12.999.........................
  13.000-13.499.........................
        Total...........................                      $                                %


        As of the cut-off date, the weighted average net mortgage rate of the mortgage loans will be approximately _______% per annum.

                         [Combined Loan-to-Value Ratios


     Combined Loan              Number of              Cut-off date           Percentage of
   to Value Ratio (%)         Mortgage Loans        Principal Balance         Mortgage Pool

                                                     $                                     %








  Total                                              $                                     %

     The weighted average combined LTV ratio at origination of the mortgage loans will be approximately _____%.]

        [The method for calculating the combined LTV ratio is described below under the caption "Underwriting Standards."]

                      [Junior Ratios of the Mortgage Loans


                                              Number of
                                               Mortgage       Cut-off Date       Percent of
 Junior Ratio(%)                                Loans      Principal Balance   Mortgage Loans

             -                                                $                        %
             -
             -
             -
             -
             -
             -
             -
             -
             -

                 Total                                        $                        %
                                                              =======
__________________
               Excludes  mortgage  loans  secured by first  liens on the related mortgaged property. With respect to each mortgage loan secured by a second lien on the related mortgaged property, the Junior Ratio is the ratio of the  original  principal  balance of the mortgage loan to the sum of (i) the  original  principal  balance  of that mortgage  loan,  and (ii) the  unpaid  principal  balance  of any senior lien at the time of the origination of that mortgage loan.

               The weighted average Junior Ratio as of the cut-off date was approximately __%.]


                Geographic Distributions of Mortgaged Properties


                                Number of              Cut-off Date           Percentage of
         State                Mortgage Loans        Principal Balance         Mortgage Pool

[California                                          $                                     %

Connecticut

Illinois

New Jersey

New York]

Other (1)

  Total                                              $                                     %

                                        26


        (1) Other includes states and the District of Columbia with under 3% concentrations individually.

     No more than ____% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in California and no more than % of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside California.

                              Mortgage Loan Purpose


                                Number of              Cut-off Date           Percentage of
      Loan Purpose            Mortgage Loans        Principal Balance         Mortgage Pool


Purchase                                             $                                     %

Rate/Term Refinance

Equity Refinance

  Total                                              $                                     %

     The weighted average combined LTV ratio at origination of rate and term refinance mortgage loans will be __________%. The weighted average combined LTV ratio at origination of equity refinance mortgage loans will be______ %.

                        Mortgage Loan Documentation Types


                                Number of              Cut-off Date           Percentage of
   Documentation Type         Mortgage Loans        Principal Balance         Mortgage Pool


Full                                                 $                                     %

Reduced

  Total                                              $                                     %


o For purposes of the above table, Reduced Documentation Type includes mortgage loans which were underwritten under a no stated income program.

        [The weighted average LTV ratio at origination of the mortgage loans which were underwritten under a reduced loan documentation program will be %. No more than % of the reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.]

                                        27

                                 Occupancy Types


                                Number of              Cut-off Date           Percentage of
       Occupancy              Mortgage Loans        Principal Balance         Mortgage Pool


Primary Residence                                    $                                     %

Second/Vacation

Non Owner-occupied

  Total                                              $                                     %

                            Mortgaged Property Types
---------------------------------------------------------------------------------------------------------------


                                Number of              Cut-off Date           Percentage of
     Property Type            Mortgage Loans        Principal Balance         Mortgage Pool


Single-family detached                               $                                     %

Planned Unit
Developments (detached)

Two- to four-family
units

Condo Low-Rise (less
than 5 stories)

Condo Mid-Rise (5 to 8
stories)

Condo High-Rise (9
stories or more)

Townhouse

Planned Unit
Developments (attached)

Cooperative Units

Leasehold

  Total                                                     $                              %

                                        28


                      [Lien Priority of the Mortgage Loans


                                           Number of             Cut-off Date         Percent of
           Lien Property                 Mortgage Loans       Principal Balance     Mortgage Loans



Second Lien                                                     $                         %
                                                                ---                    ---
       Total                                                    $                         %]
                                                                ===                    ===


                          Remaining Term of Scheduled Maturity of the Mortgage Loans


                                               Number of       Cut-off Date      Percent of
   Months Remaining to Scheduled Maturity   Mortgage Loans  Principal Balance  Mortgage Loans

                                                                       $                  %

        Total                                                          $                %

  The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately ___ months.

        [In connection with each mortgage loan that is secured by a leasehold interest, the related seller shall have represented to the depositor that, among other things:

o the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

o residential property in the area consisting of leasehold estates is readily marketable;

o the lease is recorded and no party is in any way in breach of any provision of the lease;

o the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and

o the remaining term of the lease does not terminate less than ten years after the maturity date of each such mortgage loan.

        Some of the aspects of the Cooperative Loans included in the mortgage pool differ from those of other types of mortgage loans. See "Certain Legal Aspects of the Loans--The Mortgage Loans --Cooperative Loans" in the prospectus.]

        [A portion of the mortgage loans provide for payment of a prepayment charge. In most cases, the prepayment provisions provide for payment of a prepayment charge for partial prepayments and full prepayments, other than a prepayment:

o    occurring upon the sale of property securing a mortgage loan,

o    made within five years following the origination of the mortgage loan, and

o In an amount equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the mortgage loan.

Prepayment  charges  received on the mortgage  loans will not be  available  for
distribution   on  the   certificates.   See  "Certain   Legal  Aspects  of  the
Loans--Default Interest and Limitations on Prepayments" in the prospectus.]

Underwriting Standards

        GMACM's underwriting standards with respect to the mortgage loans generally will conform to those published in GMACM's underwriting guidelines. The underwriting standards as set forth in GMACM's underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

        The underwriting standards set forth in GMACM's underwriting guidelines with respect to mortgage loans originated or acquired under the GMAC Mortgage 30 Year Non-Conforming Fixed Rate Loan Program provide for varying levels of documentation. For the "Standard" documentation loan program, a prospective borrower is required to complete a detailed application providing pertinent credit information. The application contains a description of borrower's assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed or if income is received from dividends and interest, rental properties or other income which can be verified from tax returns, the borrower may also be required to submit copies of signed tax returns. In addition, the borrower may be required to authorize verification of deposits at financial institutions where the borrower has accounts.

        In determining the adequacy of the mortgaged property as collateral, an appraisal may be required of each property considered for financing. Such appraisals may be performed by appraisers independent from or affiliated with GMACM or its affiliates. Such appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the mortgage loans. The appraiser is required to verify that property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. For existing properties, if the appraisal is more than 120 days old but less than 180 days old, the original appraiser must certify that the value has not declined. If the appraisal is more than 180 days old, a new appraisal is required. For new construction or construction-to-permanent loans, if the appraisal is more than 120 days old but less than 360 days old, the original appraiser must certify that the value has not declined. The re-certification must be dated within 120 days of the settlement or closing. If the appraisal is more than 360 days old, a new appraisal is required. To the extent that the appraised value of a mortgaged property declines over time, the actual loan-to-value ratio with respect to such mortgage loan will be higher than the loan-to-value ratio derived at the time of origination of such mortgage loan.

        Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses.

        Under GMACM's underwriting guidelines, loans may also be originated under the "Relocation" or "Relocation-VIP" documentation programs. Under these programs, certain items described above are verified using alternative sources. In the case of "Relocation" documentation, a signed employer relocation verification form is acceptable in lieu of a paystub. The "Relocation-VIP" program does not require income verification, however, eligible borrowers must have a minimum annual base salary of $75,000.

        Loans may also be originated under GMACM's underwriting guidelines under the "Stated Income," a no income verification for self-employed borrowers. For these loans, a credit check, an appraisal, and verification of sufficient assets is required. These loans generally will not exceed a 75% loan-to-value ratio on primary residences and a 70% loan-to-value ratio on second homes.

        GMACM's underwriting guidelines also provide for loans under its "Select" program to employees and retirees of General Motors Corporation, or GM. Such loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $75,000 or to GM or GM affiliate retirees with a minimum base retirement annual income of $60,000. In addition, "Super Select" processed loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $200,000. For both "Select" and "Super Select" loan programs, no income, no asset and, at times, no appraisal is required. Underwriting for both "Select" and "Super Select" is subject to a maximum loan-to-value ratio of 80% for primary residences. For the "Select" program, a maximum loan-to-value ratio of 70% is permitted for second homes and for the "Super Select" program the maximum loan-to-value ratio allowed is 80% for second homes. The loan-to-value ratio for the "Super Select" program is based on the borrower's stated value and generally no appraisal is required for loan-to-value ratios of 80% or less. On the "Select" program, the borrower must supply evidence of value only in some instances. For example, if the combined loan amount exceeds $650,000 or if the loan is an equity refinance loan, an appraisal of the property is required. In addition to the loan-to-value and salary requirements described above, generally, borrower eligibility under the "Select" or "Super Select" documentation program may be determined by use of a credit scoring model.

        The underwriting standards set forth in GMACM's underwriting guidelines with respect to mortgage loans originated under the GMACM 30 Year Non-Conforming Fixed Rate Loan Program may be varied in appropriate cases. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

        GMACM's underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of GMACM's underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

 [Primary Mortgage Insurance and Primary Hazard Insurance

     Each mortgage loan is required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. In addition, to the best of the depositor's knowledge, each mortgage loan with an LTV ratio at origination in excess of % will be insured by a primary mortgage guaranty insurance policy, which is referred to as a primary insurance policy, covering at least ___% of the principal balance of the mortgage loan at origination if the LTV ratio is between ___% and ___%, and at least ___% of the principal balance of the mortgage loan at origination if the LTV ratio is between ___% and ___%. An additional ___% of the mortgage loans are mortgage loans with a LTV ratio, or combined LTV ratio in the case of the junior loans, at origination in excess of 80% that are not insured by a primary insurance policy.

        Substantially all of the primary insurance policies were issued by General Electric Mortgage Insurance Corporation, Mortgage Guaranty Insurance Corporation, United Guaranty Residential Insurance Company, PMI Mortgage Insurance Company, Commonwealth Mortgage Assurance Company, Republic Mortgage Insurance Company or Amerin Guaranty Corporation, which collectively are the primary insurers. Each primary insurer has a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, there is no assurance as to the actual ability of any primary insurer to pay claims. See "Insurance Policies on Loans" in the prospectus.]

Additional Information

        The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

        A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.

                             THE SELLER AND SERVICER

General

        [GMAC Mortgage Corporation] is the Seller and Servicer for all of the mortgage loans in the mortgage pool. The Seller is an indirect wholly-owned subsidiary of [General Motors Acceptance Corporation]. The Seller is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential mortgage loans.

        The certificates do not represent an interest in or an obligation of the Seller or the Servicer. The Seller's only obligations with respect to the certificates will be pursuant to certain limited representations and warranties made by the Seller or as otherwise provided herein.

        The Seller maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

        The Servicer will be responsible for servicing the Mortgage Loans in accordance with the its program guide and the terms of the Servicing Agreement. The Custodian will be [________].

Delinquency and Loss Experience of the Servicer's Portfolio


        The following tables summarize the delinquency and loss experience [for all closed-end home equity loans] originated by the Servicer. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the mortgage loans in the mortgage pool will be similar to that described below.

        As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

        There can be no assurance that the delinquency experience described below will be representative of the results that may be experienced with respect to the mortgage loans in the mortgage pool.

                         Delinquency and Loss Experience

               Mortgage Loan Portfolio Delinquency Experience (1)
=========================================================================================================
                        At _____, 2000       At December 31,      At December 31,      At December 31,
                                                  1999                 1998                 1997
                       $ Loans    % by $    $ Loans    % by $    $ Loans    % by $    $ Loans    % by $
                       -------    ------    -------    ------    -------    ------    -------    ------
Number of Loans
Total Portfolio

Period of
Delinquency
   30-59 Days
   60-89 Days
   90+ Days
Total Loans

Foreclosure
Foreclosed
Total Loans in
Foreclosure

Total Delinquent
Loans
                      =========== ======== =========== ======== =========== ======== =========== ========

---------------------------------------------------------------------------------------------------------
                      Mortgage Loan Portfolio Loss and Foreclosure Experience (1)
=========================================================================================================
                       At _______, 2000      At December 31,      At December 31,      At December 31,
                                                  1999                 1998                 1997
                       $ Loans    % by $    $ Loans    % by $    $ Loans    % by $    $ Loans    % by $
                       -------    ------    -------    ------    -------    ------    -------    ------
Number of Loans
Total Portfolio

Total Loans in
Foreclosure


Net Chargeoffs for
Period
                      =========== ======== =========== ======== =========== ======== =========== ========

(1) Performing loans in bankruptcy are not included in delinquency statistics.


                         DESCRIPTION OF THE CERTIFICATES

General

        The Series 200_ - __ Mortgage Asset-Backed Pass-Through Certificates will include the following three classes of Class A Certificates:

o    Class A-1 Certificates, or the Adjustable Rate Certificates

o    Class A-2 Certificates; and

o Class A-3 Certificates, or the Lockout Certificates; and together with the Class A-2 Certificates, the Fixed Rate Certificates

        In addition to the Class A Certificates, the Series -__ Mortgage Asset-Backed Pass-Through Certificates will also include two classes of certificates which are designated as the Class SB Certificates and Class R Certificates. Only the Class A Certificates are offered by this prospectus supplement. See "Glossary" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

        The certificates will evidence the entire beneficial ownership interest in the trust fund. The trust fund will consist of:

o    the mortgage loans

o the assets as from time to time that are identified as deposited in respect of the mortgage loans in the Custodial Account and in the Payment Account and belonging to the trust fund

o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure

o any applicable primary insurance policies and primary hazard insurance policies

o    the financial guaranty insurance policy; and

o    all proceeds of any of the foregoing.

        The Class A Certificates will be available only in book-entry form through facilities of The Depository Trust Company. The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The Class A Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

        The Class A Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, a definitive certificate, except as described in this prospectus supplement under "--Book-Entry Registration of Certain of the Offered Certificates--Definitive Certificates." Unless and until definitive certificates are issued for the Class A Certificates under the limited circumstances described in this prospectus supplement:

o all references to actions by certificateholders with respect to the Class A Certificates shall refer to actions taken by DTC upon instructions from its participants, and
o all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Class A Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

Book-Entry Registration of Certain of the Offered Certificates

        General. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the Class A Certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the Class A Certificates, it is anticipated that the only registered certificateholder of the Class A Certificates will be Cede, as nominee of DTC. Beneficial owners will not be recognized by the trustee or the servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Class A Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the Class A Certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the Class A Certificates.

        None of the depositor, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Definitive Certificates. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Securities--Form of Securities."

        Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Securities--Form of Securities," the trustee is required to notify, through DTC, participants who have ownership of Class A Certificates as indicated on the records of DTC of the availability of definitive certificates for their Class A Certificates. Upon surrender by DTC of the definitive certificates representing the Class A Certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the Class A Certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

        For  additional   information  regarding  DTC  and  the  DTC  registered
certificates, see "Description of the Securities--Form of Securities" in the prospectus.

Glossary of Terms

        The following terms are given the meanings shown below to help describe the cash flows on the certificates:

        Accrued Certificate Interest - For any distribution date and class of Class A Certificates, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate less interest shortfalls, if any, allocated thereto for that distribution date, to the extent not covered with respect to the Class A
Certificates by the subordination provided by the Class SB Certificates including:

               (i) any Prepayment Interest Shortfall to the extent not covered by the servicer as described in this prospectus supplement under "Description of the Certificates--Interest Distributions";

               (ii) the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, and Extraordinary Losses not allocated through subordination;

               (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

               (iv) any other interest shortfalls not covered by subordination, including interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, or similar legislation or regulations, all allocated as described below.

Any reductions will be allocated among the holders of all classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the event that any shortfall described in the immediately preceding four clauses above is allocated to the offered certificates, or the Available Distribution Amount on any distribution date is less than the Interest Distribution Amount due on any distribution date, the amount of any shortfall will be drawn under the financial guaranty insurance policy and distributed to the holders of the Class A Certificates. Notwithstanding the foregoing, if payments are not made as required under the financial guaranty insurance policy, any interest shortfalls may be allocated to the Class A Certificates as described above. See "--Financial Guaranty Insurance Policy" below. Accrued Certificate Interest on each class of Class A Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on the Class A-2 and Class A-3 Certificates is calculated on the basis of a 360-day year consisting of twelve

30-day months. Accrued Certificate Interest on the Class A-1 Certificates will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360-day year.

        Available Distribution Amount - For any distribution date, an amount equal to:

o the aggregate amount of scheduled payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the related servicing fees and any subservicing fees, which are collectively referred to as the servicing fees, and the premium payable on the financial guaranty insurance policy;

o all unscheduled payments, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month; and

o              all Advances made for that distribution date, in each case net of
               amounts   reimbursable   therefrom   to  the   servicer  and  any
               subservicer.

        In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the servicer may elect to treat such amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions on the Class A Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the due date is the first day of the month in which that distribution date occurs and the determination date is the 20th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.

        On any distribution date, the policy premium rate is equal to one-twelfth of the product of the percentage specified in the Insurance and Indemnity Agreement, dated as of ______, ____ among the financial guaranty insurer, the depositor, the trustee, the seller and the servicer, and the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date.

        Certificate Principal Balance - For any Class A Certificate as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate, including amounts paid pursuant to the financial guaranty insurance policy, and
(b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, other than any amounts that have been paid pursuant to the financial guaranty insurance policy.

        Cumulative Insurance Payments - The aggregate of any payments made with respect to the Class A Certificates by the financial guaranty insurer under the financial guaranty insurance policy.

     Excess Bankruptcy Losses - Bankruptcy Losses in excess of the Bankruptcy Amount.

        Excess Cash Flow-On any distribution date, the excess of the Available Distribution Amount over the sum of (a) the Interest Distribution Amount and (b) the sum of the amounts described in clauses [ ] of the definition of Principal Distribution Amount.

        Excess Fraud Losses - Fraud Losses in excess of the Fraud Loss Amount.

        Excess Special Hazard Losses - Special Hazard Losses in excess of the Special Hazard Amount.

        Excess Subordinated Amount - On any distribution date, the excess, if any, of (a) the Subordinated Amount on such distribution date over (b) the Targeted Subordinated Amount.

        Final Disposition - A Final Disposition is deemed to have occurred upon a determination by the servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the servicer reasonably and in good faith expects to be finally recoverable with respect to a defaulted mortgage loan.

        Interest Accrual Period - For the Class A-2 and Class A-3 Certificates, the calendar month preceding the month in which the distribution date occurs. For the Class A-1 Certificates, (a) for the distribution date in __________, ___, the period commencing on the closing date and ending on the day preceding the distribution date in ________ ___, and (b) with respect to any distribution date after the distribution date in _________ ___, the period commencing on the distribution date in the month immediately preceding the month in which the distribution date occurs and ending on the day preceding the distribution date.

        Interest   Distribution   Amount  -  The  aggregate  amount  of  Accrued
Certificate   Interest  to  be  distributed  to  the  holders  of  the  Class  A
Certificates for that distribution date.

        Lockout Prepayment Percentage - For any distribution date occurring prior to the distribution date in , 0%. For any distribution date occurring after the first five years following the closing date, a percentage determined as follows:

o for any distribution date during the sixth year after the closing date, 30%;

o for any distribution date during the seventh year after the closing date, 40%;

o for any distribution date during the eighth year after the closing date, 60%;

o for any distribution date during the ninth year after the closing date, 80%; and

o for any distribution date thereafter, 100%.

     Lockout Scheduled Percentage - For any distribution date occurring prior to the distribution date in _________, 0% and for any distribution date thereafter, 100%.

        Principal  Distribution  Amount -On any distribution date, the lesser of
(a) the balance of the Available Distribution Amount remaining after the Interest Distribution Amount has been distributed and (b) the sum of:

               (1) the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

               (2) the principal portion of all proceeds of the repurchase of mortgage loans or, in the case of a substitution, amounts representing a principal adjustment as required by the pooling and servicing agreement during the preceding calendar month;

               (3) the principal portion of all other unscheduled collections received on the mortgage loans during the preceding calendar month or deemed to be received during the preceding calendar month including, without limitation, full and partial prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

               (4) the principal portion of any Realized Losses incurred on the mortgage loans for the preceding calendar month to the extent payable from Excess Cash Flow on such distribution date; and

     (5) the Subordination Increase Amount for such distribution date.

        Subordinated  Amount - On any distribution  date, the excess, if any, of
(a) the aggregate Stated Principal Balances of the mortgage loans after giving effect to distributions of principal to be made on such distribution date over
(b) the Certificate Principal Balance of the Class A Certificates as of such date, after taking into account the payment to the Class A Certificates of the amounts described in clauses [ ] of the definition of Principal Distribution Amount on such distribution date.

        Subordination Increase Amount - On any distribution date, any amount of Excess Cash Flow actually applied as an accelerated payment of principal on the Class A Certificates.

        Subordination Reduction Amount - On any distribution date, the lesser of
(a) the Excess Subordinated Amount and (b) the amount available for distribution specified in clauses [ ] of the definition of Principal Distribution Amount.

        Targeted Subordinated Amount - On any distribution date, the required level of the Subordinated Amount, as set forth in the Pooling and Servicing Agreement.

Distributions

  Distributions on the Class A Certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, then the next succeeding business day, commencing in _______ 2000. Distributions on the certificates will be made to the persons in whose names the certificates are registered at the close of business on the day prior to each distribution date or, if the certificates are no longer DTC registered certificates, on the record date. See "Description of the Securities--Distributions of Principal and Interest on the Securities" in the prospectus. Distributions will be made by check or money order mailed, or upon the request of a certificateholder owning Class A Certificates having denominations, aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person entitled to the distribution, which, in the case of DTC registered certificates, will be DTC or its nominee, as it appears on the trustee's register in amounts calculated as described in this prospectus supplement on the determination date. However, the final distribution relating to the certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to certificateholders of the final distribution. A business day is any day other than: a Saturday or Sunday or a day on which banking institutions in the State of California, Minnesota, New York, Pennsylvania, Illinois or Delaware are required or authorized by law to be closed.

Interest Distributions

        Holders of each class of Class A Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Class A Certificates entitled to interest distributions.

        Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment.

        However, on any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the servicer, but only to the extent those Prepayment Interest
Shortfalls  do  not  exceed  the  amount  of  the  servicing  fee  due  on  such distribution date. Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the servicer from servicing compensation or otherwise. No assurance can be given that the servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

        [If on any distribution date the Available Distribution Amount is less than Accrued Certificate Interest on the Class A Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Class A Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in the definition of Available Distribution Amount preceding paragraph, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as required in this prospectus supplement.

        These shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicer or otherwise, except to the limited extent described in the preceding paragraph with respect to Prepayment Interest Shortfalls resulting from prepayments in full.

        The pass-through rates on all classes of Class A Certificates, other than the Class A-1 Certificates, are fixed and are listed on page S- of this prospectus supplement.

        The pass-through rates on the Class A-1 Certificates are calculated as follows:

     The pass-through rate on the Class A-1 Certificates with respect to the initial Interest Accrual Period is____% per annum, and as to any Interest
Accrual Period thereafter, will be a per annum rate equal to _____% plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits, determined monthly as described in this prospectus supplement, with a maximum rate of ____% per annum and a minimum rate of _____% per annum.

        The pass-through rates on the Class A-1 Certificates for the current and immediately preceding Interest Accrual Period may be obtained by telephoning the trustee at __________.]

        [The pass-through rates on all classes of the Class A Certificates will increase by __% per annum for each distribution date after the first distribution date on which the servicer and the depositor are permitted to exercise their option to purchase the mortgage loans from the trust as described under "Pooling and Servicing Agreement--Termination," in this prospectus supplement. Notwithstanding the foregoing, the pass-through rates on the Class A Certificates will not increase as described above if proceeds for optional termination are available for payment to the certificateholders on or prior to any distribution date.]

        As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates is based on the Certificate Principal Balance of that class.

Determination of LIBOR

        LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

        On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of that Interest Accrual Period--the LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the servicer, the rate will be the reference bank rate.

        The reference bank rate will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR rate adjustment date, % with respect to the Class A-1 Certificates; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

        The establishment of LIBOR by the trustee and the trustee's subsequent calculation of the pass-through rates applicable to the Class A-1 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Principal Distributions on the Class A Certificates

        Except as provided below, holders of the Class A Certificates will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available
Distribution Amount remaining after the distribution of the Interest Distribution Amount is distributed, a distribution allocable to principal equal to the Principal Distribution Amount.

        Distributions   of  principal  on  the  Class  A  Certificates  on  each
distribution date will be made, after distribution of the Interest Distribution Amount, as follows:

               (i) the Principal Distribution Amount to the Class A-3 Certificates in reduction of its Certificate Principal Balance, until its Certificate Principal Balance has been reduced to zero, an amount equal to the sum of the following:

                      (A) the  Lockout  Scheduled  Percentage  of the  Class A-3
               Certificates' pro rata share, based on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Certificates, of the aggregate of the amounts described in clauses [ ] of the definition of Principal Distribution Amount; and

                      (B) the  Lockout  Prepayment  Percentage  of the Class A-3
               Certificates' pro rata share, based on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Class A Certificates, of the aggregate of the amounts described in clause [ ] of the definition of Principal Distribution Amount;

provided that if the aggregate of the amounts set forth in the definition of Principal Distribution Amount is more than the balance of the Available Distribution Amount remaining after the Interest Distribution Amount has been distributed, the amount paid to the Class A-3 Certificates under this clause (i) shall be reduced by an amount equal to the Class A-3 Certificates' pro rata share, based on its aggregate Certificate Principal Balance relative to the aggregate Certificate Principal Balance of the Class A Certificates of that difference; and

               (ii) the balance of the Principal Distribution Amount remaining after the distributions, if any, described in clause (i) above shall be distributed in the following order of priority:

                      (A)   first,   concurrently,   Class  A-1  and  Class  A-2
               Certificates, on a pro rata basis, until their Certificate Principal Balances have been reduced to zero; and

                      (B) second, to the Class A-3 Certificates until its Certificate Principal Balance has been reduced to zero.]

        On each distribution date, the financial guaranty insurer shall be entitled to receive, after payment to the Class A Certificateholders of the Interest Distribution Amount and the Principal Distribution Amount for such distribution date, but before application of any Subordination Increase Amount, from the Excess Cash Flow to the extent available therefor, the aggregate of any payments made with respect to the Class A Certificates by the financial guaranty insurer under the financial guaranty insurance policy to the extent not previously reimbursed, plus interest thereon.

Overcollateralization Provisions


        The Pooling and Servicing Agreement requires that, on each distribution date, Excess Cash Flow, if any, be applied on such distribution date as an accelerated payment of principal on the Class A Certificates, but only as follows: The Excess Cash Flow for any distribution date will derive primarily from the amount of interest accrued on the mortgage loans in excess of the sum of (a) interest at the related pass-through rates on the Certificate Principal Balances of the Class A Certificates, (b) the premium payable on the financial guaranty insurance policy in respect of the mortgage loans and (c) accrued servicing fees in respect of the mortgage loans, in each case in respect of such distribution date. Excess Cash Flow will be applied on any distribution date as follows:

o first, to pay to the holders of the Class A Certificates the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

o second, to pay to the financial guaranty insurer any Cumulative Insurance Payments;

o    third, to pay any Subordination Increase Amount;

o fourth, to pay the holders of the Class A Certificates the amount of any Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Servicing Fee payable on such distribution date;

o fifth, to pay the holders of the Class A Certificates any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon; and

o sixth, to pay to the holders of the Class SB Certificates and Class R Certificates any balance remaining, in accordance with the terms of the Pooling and Servicing Agreement.


The application of Excess Cash Flow to the payment of principal on the Class A Certificates has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the mortgage loans.


        The Pooling and Servicing Agreement requires that the Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Certificates to the extent that the Targeted Subordinated Amount exceeds the Subordinated Amount as of such distribution date.

        Subordination Reduction Amount: In the event that the Targeted Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, a portion of the principal that would otherwise be distributed to the holders of the Class A Certificates on such distribution date shall not be distributed to the holders of the Class A Certificates on such distribution date. This has the effect of decelerating principal distributions to the Class A Certificates relative to the amortization of the mortgage loans, and of reducing the Subordinated Amount. If, on any distribution date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such distribution date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the Targeted Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on such distribution date shall instead be distributed to the holders of the Class SB Certificates in an amount equal to the Subordination Reduction Amount for such distribution date.

Financial Guaranty Insurance Policy

        The following summary of the terms of the financial guaranty insurance policy does not purport to be complete and is qualified in its entirety by reference to the financial guaranty insurance policy. The following information regarding the financial guaranty insurance policy has been supplied by the financial guaranty insurer for inclusion in this prospectus supplement.


        Glossary of Terms: As used in this section and in the financial guaranty insurance policy, the following terms shall have the following meanings:

o Agreement - The Pooling and Servicing Agreement, dated as of _________, _____, among the depositor, the Seller, the Servicer and the trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the financial guaranty insurer.

o Business Day - Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the trustee under the Agreement or the financial guaranty insurer is located are authorized or obligated by law or executive order to close.

o Deficiency Amount - For the related Class A Certificates as of any distribution date, (i) any shortfall in amounts available in the Payment Account to pay interest accrued during the Interest Accrual Period on the Certificate Principal Balance of the Class A Certificates at the applicable Pass-Through Rate, net of any interest shortfalls relating to the Relief Act and any Prepayment Interest Shortfalls allocated to the Class A Certificates, (ii) the principal portion of any Realized Loss allocated to the Class A Certificates and (iii) the Certificate Principal Balance of the Class A Certificates to the extent unpaid on the final distribution date or earlier termination of the trust fund pursuant to the terms of the Agreement. For purposes of determining the Deficiency Amount, the final distribution date will be the distribution date in
           ____________.

o Holder - Any person who is the registered or beneficial owner of any Class A Certificate and who, on the applicable distribution date, is entitled under the terms of the Class A Certificates to payment thereunder.

o    Insured Amount - As of any distribution date, any Deficiency Amount.

o Notice - The telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the financial guaranty insurance policy, the original of which is subsequently delivered by registered or certified mail from the trustee specifying the Insured Amount which shall be due and owing on the applicable distribution date.

        Capitalized terms used in the financial guaranty insurance policy and not otherwise defined in the financial guaranty insurance policy shall have the meanings set forth in the Agreement as of the date of execution of the financial guaranty insurance policy, without giving effect to any subsequent amendment to or modification of the Agreement unless the amendment or modification has been approved in writing by the financial guaranty insurer.

        The financial guaranty insurer, in consideration of the payment of the premium and subject to the terms of the related financial guaranty insurance policy, thereby unconditionally and irrevocably guarantees to any Holder that an amount equal to each full and complete Insured Amount will be paid to the trustee or its successor, as trustee for the Holders. The financial guaranty insurer's obligations under each financial guaranty insurance policy for a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the trustee, whether or not such funds are properly applied by the trustee. Insured Amounts shall be paid only at the time set forth in each financial guaranty insurance policy, and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the financial guaranty insurer. The financial guaranty insurance policy does not cover any interest shortfalls relating to the Relief Act or Prepayment Interest Shortfalls.

        Notwithstanding the foregoing paragraph, the financial guaranty insurance policy does not cover shortfalls, if any, attributable to the liability of the trust fund, any REMIC or the trustee for withholding taxes, if any, including interest and penalties in respect of any such liability.

        The financial guaranty insurer will pay any amounts payable under the financial guaranty insurance policy no later than 12:00 noon, New York City time, on the later of the distribution date on which the related Deficiency Amount, as defined below, is due or the Business Day following receipt in New York, New York on a Business Day of a Notice; provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received is not in proper form or is otherwise insufficient for the purpose of making a claim under the financial guaranty insurance policy it shall be deemed not to have been received for purposes of this paragraph, and the financial guaranty insurer shall promptly so advise the trustee and the trustee may submit an amended Notice.

        Insured Amounts due under the financial guaranty insurance policy, unless otherwise stated in the financial guaranty insurance policy, are to be disbursed by the financial guaranty insurer to the trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Amount.

        The financial guaranty insurance policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

        The financial guaranty insurance policy is not cancelable for any reason. The premium on the financial guaranty insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the related Class A Certificates.

Allocation of Losses; Subordination

        Subject to the terms thereof, the financial guaranty insurance policy will cover all Realized Losses allocated to the Class A Certificates. If payments are not made as required under the financial guaranty insurance policy, Realized Losses will be allocable to the Class A Certificates based on the following priorities.

        The subordination provided to the Class A Certificates by the Class SB Certificates will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

o    first, to the Excess Cash Flow for the related distribution date; and

o    second, to the Class SB Certificates

and the remainder of the Realized Losses among all the remaining classes of Class A Certificates on a pro rata basis.

        Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, and
o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class A Certificate may also be made by operation of the payment priority to the Class A Certificates described under "--Principal Distributions on the Class A Certificates" in this prospectus supplement.

        As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

        As described in the prospectus, in some circumstances the servicer may permit a servicing modification--the modification of a defaulted mortgage loan to reduce the applicable mortgage rate or to reduce its outstanding principal amount. Any principal reduction of this type shall constitute a Realized Loss at the time of the reduction, and the amount by which each monthly payment is reduced by any mortgage rate reduction shall constitute a Realized Loss in the month in which each such reduced monthly payment is due.

        Servicing modification reductions shall be allocated when incurred, as provided above, in the same manner as other Realized Losses as described in this prospectus supplement. Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Loan Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the Class A Certificates will not be affected by the servicing modification.

        Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination will be allocated on a pro rata basis among the Class A Certificates and in an aggregate amount equal to the percentage of that loss equal to the then aggregate Certificate Principal Balance of the Class A Certificates divided by the then aggregate Stated Principal Balance of the mortgage loans, in each case subject to the limitations set forth in the Pooling and Servicing Agreement, and the remainder of the Realized Losses will be allocated to the Class SB Certificates.

        An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

        In order to maximize the likelihood of distribution in full of the Interest Distribution Amount and Principal Distribution Amount, on each distribution date, holders of Class A Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class SB Certificates and Class R Certificates, to the extent necessary to satisfy the Interest Distribution Amount and Principal Distribution Amount.

     The Special Hazard Amount shall initially be equal to $______. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $_____ less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

     The Fraud Loss Amount shall initially be equal to $__________. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal
(X) prior to the third anniversary of the cut-off date an amount equal to ____% of the aggregate principal balance of all of the mortgage loans as of the cut-off date minus the aggregate amounts allocated through Subordination for Fraud Losses up to that date of determination and (Y) from the third to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and
(b) ____% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date minus (2) the aggregate amounts allocated through subordination for Fraud Losses since the most recent anniversary of the cut-off date up to that date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through subordination.

     The Bankruptcy Amount will initially be equal to $________ . As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class SB Certificates through subordination since that anniversary.

        Realized Losses allocated to the Class A Certificates will be covered by the financial guaranty insurance policy. In the event payments are not made as required under such policy, these losses will be borne by the holders of the Class A Certificates.

        With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus its interest through the last day of the month in which that mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicer or the subservicer for expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan.

        Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the servicer has notified the trustee in writing that:

o the servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan and

o either:

          o the related mortgage loan is not in default with regard to payments due thereunder or

          o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the servicer or a subservicer.

        The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the prospectus under "Description of Credit Enhancement--Subordination."

Advances

        Prior to each distribution date, the servicer is required to make Advances which were due on the mortgage loans on the immediately preceding due date and delinquent on the business day next preceding the related determination date.

        These Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any Advances for reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

        All Advances will be reimbursable to the servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class A Certificates.


                         THE FINANCIAL GUARANTY INSURER

        The following information has been supplied by the financial guaranty insurer for inclusion in this Prospectus Supplement. No representation is made by the depositor, the underwriters or any of their affiliates as to the accuracy or completeness of such information.

                    [                                  ]

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

        The yields to maturity and the aggregate amount of distributions on the Class A Certificates will be affected by the rate and timing of principal payments on the mortgage loans, the amount and timing of mortgagor defaults resulting in Realized Losses and by adjustments to the mortgage rates. The rate of default of mortgage loans secured by second liens may be greater than that of mortgage loans secured by first liens. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust fund. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to breaches of some representations and warranties.

        The timing of changes in the rate of prepayments, liquidations and repurchases of the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yield to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations," no assurance can be given as to the rate or the timing of principal payments on the Class A Certificates.

        The amount of Excess Cash Flow may be adversely affected by the prepayment of mortgage loans with higher mortgage rates. Any reduction of this type will reduce the amount of Excess Cash Flow that is available to cover Realized Losses, increase overcollateralization on the related classes of Class A Certificates and cover Prepayment Interest Shortfalls, to the extent and in the manner described in this prospectus supplement. See "Description of the

Mortgage Pool--General," "Description of the Certificates--Overcollateralization Provisions" and "--Allocation of Losses; Subordination" in this prospectus supplement.

        The Class A Certificates are subject to various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes of Class A Certificates having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the yield to maturity of the Class A Certificates will depend on whether, to what extent, and the timing with respect to which, Excess Cash Flow is used to accelerate payments of principal on the Class A Certificates or any Subordination Reduction Amount is released. See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

        [A subservicer may allow the refinancing of a mortgage loan by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property, which may be originated by the subservicer or the Servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the Servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. The programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the Servicer may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of those mortgage loans which may be removed from the trust. As a result of these programs, the rate of principal prepayments of the mortgage loans may be higher than would otherwise be the case, and, in some cases, the average credit or collateral quality of the mortgage loans remaining in the trust may decline.]

        The mortgage loans in most cases may be prepaid by the mortgagors at any time. However, in some circumstances, some of the mortgage loans will be subject to a prepayment charge. See "Description of the Mortgage Pool" in this prospectus supplement.

        Most of the mortgage loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions on the Class A Certificates" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans will be allocated among the Class A Certificates, other than the Lockout Certificates, and during specified periods no principal prepayments on the mortgage loans will be distributed to the Lockout Certificates. Furthermore, if the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Certificates may, under some circumstances, receive all mortgagor prepayments made during the preceding calendar month.

        Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease. Furthermore, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the mortgage loans secured by second liens may experience a higher rate of prepayment than traditional first lien mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments in the mortgage loans.

        The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by traditional first lien mortgage loans, particularly in the case of mortgage loans with high combined LTV ratios or low junior ratios. The rate of default on mortgage loans which are refinance or reduced documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the prospectus. In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. See "Risk Factors" in this prospectus supplement.

        To the extent that any losses are incurred on any of the mortgage loans that are not covered by the Excess Cash Flow, a reduction in the Subordinated Amount or the financial guaranty insurance policy, holders of the Class A Certificates will bear the risk of losses resulting from default by mortgagors. See "Risk Factors--The return on your certificates will be reduced if losses exceed the credit enhancement available to your certificates" in this prospectus supplement. Even where the financial guaranty insurance policy covers all losses incurred on the mortgage loans, this coverage may accelerate principal payments on the Class A Certificates, thus reducing the weighted average life of the Class A Certificates.

        The periodic increase in interest paid by the mortgagor of a Buy-Down Loan may increase the risk of default with respect to the related mortgage loan. See "Yield Considerations" in the prospectus.

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

        The amount of interest otherwise payable to holders of the Class A Certificates will be reduced by any interest shortfalls to the extent not covered by subordination or the servicer, including Prepayment Interest Shortfalls. These shortfalls will not be offset by a reduction in the servicing fees payable to the servicer or otherwise, except as described in this prospectus supplement with respect to some Prepayment Interest Shortfalls. See "Yield Considerations" in the prospectus and "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the Class A Certificates and possible shortfalls in the collection of interest.

        In addition, the yield to maturity on each class of the Class A Certificates will depend on, among other things, the price paid by the holders of the Class A Certificates and the related pass-through rate. The extent to which the yield to maturity of any Class A Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Class A Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of Class A Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

        Because the mortgage rates on the mortgage loans and the pass-through rates on the Class A Certificates (other than the Class A-1 Certificates) are fixed, the rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

        The yield to investors on the Class A-1 Certificates will be sensitive to fluctuations in the level of LIBOR and the pass-through rate will be capped. See "Risk Factors--The yield on your certificates will be affected by the specific characteristics that apply to that class, discussed below - Class A-1 Certificates". A number of factors affect the performance of any index, such as LIBOR, and may cause such index to move in a manner different from other indices. To the extent that any index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the Class A-1 Certificateholders due to such rising interest rates may occur later than that which would be produced by other indices. Moreover, an increase in the level of LIBOR will increase the likelihood that the pass-through rate on the Class A-1 Certificates will be limited by the weighted average Net Loan Rate on the mortgage loans in accordance with such index, than of mortgage loans which adjust in accordance with other indices.

        Class A Certificates: The rate and timing of principal payments on and the weighted average lives of the Class A Certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the mortgage loans.

        Lockout Certificates: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any distributions of payments of principal prior to the distribution date occurring in , and may receive a disproportionately small percentage of principal prepayments until the distribution date occurring in ______, unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the weighted average life of the Lockout Certificates will be longer than would otherwise be the case. The effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Class A Certificates entitled to principal distributions.

     Assumed Final Distribution Date: The assumed final distribution date with respect to each class of the Class A Certificates is _________ 25,____ , which is the distribution date immediately following the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

     The actual  final  distribution  date with respect to each class of Class A
Certificates   could  occur   significantly   earlier  than  the  assumed  final
distribution date for that class because:

o Excess Cash Flow will be used to make accelerated payments of principal, i.e. Subordination Increase Amounts, to the holders of the Class A Certificates, which payments will have the effect of shortening the weighted average lives of the Class A Certificates of each class , o prepayments are likely to occur, which will also have the effect of shortening the weighted average lives of the Class A Certificates, and

o the servicer may cause a termination of the trust when the aggregate Stated Principal Balance of the mortgage loans in the trust is less than 10% of the aggregate cut-off date balance.

        Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security assuming no losses. The weighted average life of the Class A Certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

        Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the prepayment speed assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans , 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "100% PSA" and " % PSA" assumes prepayment rates equal to 100% of PSA and % of PSA, respectively, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans , including the mortgage loans .

        The table captioned "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PSA" has been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the Mortgage loans that are expected to be included in the trust fund as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The table assumes, among other things, that: (i) as of the date of issuance of the Class A Certificates, the mortgage loans have the following characteristics:


Aggregate principal balance                $                  $

Weighted average mortgage rate                    %                      %

Weighted average servicing fee                    %                      %
    rate

Weighted average original term
    to maturity (months)

Weighted average remaining term
    to maturity (months)


         (ii) except with respect to the Balloon Loans the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity; (iii) none of the unaffiliated sellers, the servicer or the depositor will repurchase any mortgage loan, as described under "The Trusts--Characteristics of Loans" and "Description of the Securities--Assignment of Loans" in the prospectus, and neither the servicer nor the depositor exercises any option to purchase the mortgage loans and thereby cause a termination of the trust fund; (iv) there are no delinquencies or Realized Losses on the mortgage loans , and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the certificates will be received on the 25th day of each month, commencing in _________; (vii) payments on the mortgage loans earn no reinvestment return;
(viii) there are no additional ongoing trust fund expenses payable out of the trust fund; and (ix) the certificates will be purchased on _______________, _______. Clauses (i) through (ix) above are collectively referred to as the structuring assumptions.

        The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of PSA until maturity or that all of the mortgage loans will prepay at the same level of PSA. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Class A Certificates.

        In accordance with the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of Class A Certificates, and sets forth the percentages of the initial Certificate
Principal Balance of each class of Class A Certificates that would be outstanding after each of the distribution dates at the various percentages of PSA shown.

                         Percent of Initial Certificate Principal Balance Outstanding
                       at the Following Percentages of PSA

                                   Class A-1              Class A-2              Class A-3
DISTRIBUTION DATE               %      %       %      %       %       %      %       %      %
Initial Percentage
Weighted Average Life in
Years (**)

------------

o Indicates a number that is greater than zero but less than 0.5%.

o (Table continued on next page.)

**      The weighted average life of a certificate of any class is determined by
        (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the Certificate Principal Balance described in (i) above.

        This table has been prepared based on the structuring assumptions, including the assumptions relating to the characteristics and performance of the mortgage loans, which differ from their actual characteristics, and should be read in conjunction therewith.

                         POOLING AND SERVICING AGREEMENT

General

        The certificates will be issued under a pooling and servicing agreement dated as of __________, ____, among the depositor, the seller, the servicer, and __________, as trustee. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the Class A Certificates. The trustee will appoint ____________________to serve as custodian in connection with the certificates. The Class A Certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.

Servicing and Other Compensation and Payment of Expenses

     The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least ___% per annum and not more than___% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately___% per annum.

        The servicer is obligated to pay some ongoing expenses associated with the trust fund and incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement. See "The Agreements" in the prospectus for information regarding other possible compensation to the servicer and subservicers and for information regarding expenses payable by the servicer.

[Refinancing of Senior Lien

        The servicer may permit the refinancing of any existing lien senior to a mortgage loan, provided that some conditions described in the pooling and servicing agreement are satisfied and the resulting combined LTV ratio does not exceed 100%.

Collection and Liquidation Practices; Loss Mitigation

        The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the mortgage loans. The servicer is authorized to engage in a wide variety of loss mitigation practices to the mortgage loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the servicer determines that the action is not materially adverse to the interests of the certificateholders and is generally consistent with the servicer's policies with respect to similar loans; and provided further that some modifications, including reductions in the loan rate, partial forgiveness or a maturity extension, may only be taken if the mortgage loan is in default or if default is reasonably foreseeable. For mortgage loans that come into and continue in default, the servicer may take a variety of actions including foreclosure upon the mortgaged property, writing off the balance of the mortgage loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the Securities
- Servicing and Administration of Loans" in the prospectus.]

Voting Rights

        There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust fund and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. ___% of all voting rights will be allocated among all holders of the Class A Certificates, ___% of all voting rights will be allocated among all holders of the Class R Certificates and ___% of all voting rights will be allocated among all holders of the Class SB Certificates, respectively, in each case in proportion to the percentage interests evidenced by their respective certificates. The pooling and servicing agreement may be amended without the consent of the holders of the Class R Certificates in specified circumstances.

Termination

        The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the Class A Certificates are described in "The Agreements--Termination; Retirement of Securities" in the prospectus. The servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust fund, except for the policy, thereby effecting early retirement of the Class A Certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Loan Rate to, but not including, the first day of the month in which the repurchase price is distributed plus (c) any amounts due to the financial guaranty insurer under the insurance and indemnity agreement.

        Distributions on the certificates relating to any optional termination will be paid, first, to the Class A Certificates and second, to the Class SB Certificates in the order of their payment priority. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any purchase of mortgage loans and termination of the trust requires the consent of the financial guaranty insurer if it would result in a draw on the policy. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus the sum of interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of such certificates or at any time thereafter, at the option of the servicer, the mortgage loans may be sold, thereby effecting a retirement of the certificates and the termination of the trust fund, or the certificates so purchased may be held or resold by the servicer or the depositor.

        Upon presentation and surrender of the Class A Certificates in connection with the termination of the trust fund or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the Class A Certificates will receive an amount equal to the Certificate Principal Balance of that class plus interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, plus any previously unpaid Accrued Certificate Interest. However, distributions to the holders of the most subordinate class of certificates outstanding will be reduced, as described in the preceding paragraph, in the case of the termination of the trust fund resulting from a purchase of all the assets of the trust fund.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

, counsel to the depositor, has filed with the depositor's registration statement an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust fund will qualify as a REMIC under the Internal Revenue Code.

For federal income tax purposes:

o the Class R Certificates will constitute the sole class of "residual interests" in the REMIC and

o each class of Class A Certificates and the Class SB Certificates will represent ownership of "regular interests" in the REMIC and will be treated as debt instruments of the REMIC

        See "Material Federal Income Tax Consequences--Classification of REMICs and FASITs" in the prospectus.

     For federal income tax purposes,  the  Class__________  Certificates  will,
[the Class __________ Certificates may] [and all other Classes of Class A Certificates will not] be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to ___% PSA. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount" in the prospectus.

        If the method for computing  original  issue  discount  described in the prospectus  results  in a  negative  amount  for any  period  with  respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

        In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the servicer in preparing reports to the certificateholders and the IRS.

        Some of the classes of Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC and FASIT Regular Certificates" and "--Premium" in the prospectus.

        The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code to the extent that the Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in Class A Certificates that will be treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the servicer or the depositor to repurchase the Class A Certificates may adversely affect any REMIC that holds the Class A Certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transaction and Other Taxes" in the prospectus.

New Withholding Regulations

        The Treasury Department has issued new regulations which make some modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will generally be effective for payments made after December 31, 2000, subject to some transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

        For further information regarding federal income tax consequences of investing in the Class A Certificates, see "Material Federal Income Tax Consequences--Taxation of Owners of REMIC and FASIT Regular Certificates" in the prospectus.

                             METHOD OF DISTRIBUTION

     In accordance with the terms and conditions of an underwriting agreement, dated ______,________ will serve as underwriter and has agreed to purchase and the depositor has agreed to sell the Class A Certificates. The certificates being sold to the underwriter are referred to as the underwritten certificates. It is expected that delivery of the underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about _____________, against payment therefor in immediately available funds.

        In connection with the underwritten certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the underwritten certificates if any of its underwritten certificates are purchased thereby.

        The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

     The distribution of the underwritten certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable by the depositor, will be approximately ______% of the aggregate Certificate Principal Balance of the underwritten certificates plus accrued interest thereon from the cut-off date.

        The underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

        The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

        There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the certificates. There can be no assurance that any additional information regarding the certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis. The limited nature of this type of information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

        The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the Class A
Certificates. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Class A Certificates will be available on an ongoing basis. The limited nature of this information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

                                 LEGAL OPINIONS

     [Certain legal matters with respect to the servicer and the seller will be passed upon by the servicer and the seller by the General Counsel to GMAC Mortgage Corporation.] Certain legal matters relating to the certificates will be passed upon for the depositor by ______________, and for the underwriter by ___________,_____________ .

                                     EXPERTS

        The consolidated financial statements of [financial guaranty insurer] ____________ [and subsidiaries], as of December 31, [199_] and [199_] and for each of the years in the three-year period ended December 31, [199_] are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of _________, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of __________ as experts in accounting and auditing.

                                     RATINGS

     It is a condition of the issuance of the Class A Certificates that they be rated "AAA" by ______________________ and ___________________________.

     [ ________________'s ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. __________________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. _________________ 's rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.

     The ratings assigned by ______________ to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. ____________________ 's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. ____________________ 's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans . In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.

     The depositor has not requested a rating on the Class A Certificates by any rating agency other than ______________ and _______________. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by ____________ and _______________.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Class A Certificates.

                                LEGAL INVESTMENT

        The  Class  A  Certificates   will  not  constitute   "mortgage  related
securities" for purposes of SMMEA because the mortgage pool includes mortgage loans that are secured by subordinate liens on the related mortgage properties.

        One or more classes of the Class A Certificates may be viewed as "complex securities" under TB13a, which applies to thrift institutions regulated by the OTS.

        The depositor makes no representations as to the proper characterization of any class of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Class A Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Class A Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

        See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

        A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets, as defined under "ERISA Considerations--Plan Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates by or on behalf of an ERISA plan or with ERISA plan assets may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations--Considerations for ERISA Plans Regarding the Purchase of Certificates--Prohibited Transaction Exemptions" in the prospectus. However, the RFC exemption contains a number of conditions which must be met for the exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

        Insurance companies contemplating the investment of general account assets in the Class A Certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, as described under "ERISA Considerations-- Considerations for ERISA Plans Regarding the Purchase of Certificates--Insurance Company General Accounts" in the prospectus. The DOL issued final regulations under Section 401(c) on January 4, 2000, but these final regulations are not generally applicable until July 5, 2001.

        Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the Class A Certificates on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements of the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

        The sale of any of the Class A Certificates to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                    Residential Asset Mortgage Products, Inc.

                                   $__________



                 Mortgage Asset-Backed Pass-Through Certificates



                              Series 200_ - GMACM_

                              Prospectus supplement



                              [Name of Underwriter]
                                   Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered hereby in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______,____ .